As filed with the Securities and Exchange Commission on February 5, 2001

                                                Registration Statement No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                   ZILA, INC.

             (Exact Name of Registrant as Specified in Its Charter)



         Delaware                                     86-0619668
(State or Other Jurisdiction of                    (I.R.S. Employer
Incorporation or Organization)                    Identification No.)

5227 N. 7th Street, Phoenix, AZ                      85014-2800
(Address of Principal Executive Offices)             (Zip Code)

                          Employee Stock Purchase Plan
                            (Full Title of the Plan)

                                  Joseph Hines
                                   Zila, Inc.
                               5227 N. 7th Street
                             Phoenix, AZ 85014-2800

                     (Name and Address of Agent for Service)

                                 (602) 266-6700

          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:

                        Christian J. Hoffmann, III, Esq.
                        Quarles & Brady Streich Lang LLP
                                 Renaissance One
                            Two North Central Avenue
                             Phoenix, Arizona 85004
                                 (602) 229-5336

                         CALCULATION OF REGISTRATION FEE

                                                          Proposed
                                                           Maximum          Proposed Maximum
                                        Amount To Be    Offering Price     Aggregate Offering         Amount of
Title of Securities To Be Registered     Registered      Per Share(1)           Price(1)          Registration Fee
------------------------------------    ------------    --------------     ------------------     -----------------
Common Stock, $.001 par value per
share                                    2,000,000       $2.96575           $5,937,500              $1,484.38

(1) Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Act"), solely for purposes of calculating the registration fee. The calculation is based on the average of the high and low prices as quoted on the Nasdaq National Market on February 1, 2001, (the "Market Price").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents and information previously filed with the Securities and Exchange Commission (the "Commission") by Zila, Inc. (the "Company") are hereby incorporated by reference in this Registration Statement:

         (1)      Annual Report on Form 10-K for the fiscal year ended July 31,
                  2000;

         (2)      Quarterly Report on Form 10-Q for the quarter ended October
                  31, 2000;

         (3) Definitive Proxy Statement used in connection with the Company's Annual Meeting of Stockholders held on December 7, 2000, other than the portions of such document, which by statute, by designation in such document or otherwise are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Bylaws require the Registrant to indemnify its directors and officers to the full extent provided by Delaware law. The Registrant has also entered into separate indemnification agreements with its directors and officers which would require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from fraud, actual dishonesty, willful misconduct, or violation of Section 16(b) of the Securities Exchange Act of 1934. The agreements would also require the Registant to advance directors and officers' expenses in certain circumstances.

         The Registrant currently maintains directors' and officers' liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See the Exhibit Index at Page E-1 of this Registration Statement.

ITEM 9.  UNDERTAKINGS.

         A.       The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         Provided, however, that paragraph (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Company pursuant to the foregoing provisions described under Item 6 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a Director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, Zila, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix and State of Arizona on February 2, 2001.

                                ZILA, INC.,
                                a Delaware corporation



                                By  /s/ Bradley C. Anderson
                                        ------------------------------------
                                        Bradley C. Anderson
                                        Vice President and Chief Financial
                                        Officer (Principal Accounting Officer)


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

          Signature and Title                                Date
          -------------------                                ----

/s/ Joseph Hines                                         January 31, 2001
--------------------------------------------------
    Joseph Hines, Chairman of the Board, President
    and Chief Executive Officer




/s/ Bradley C. Anderson                                  January 31, 2001
--------------------------------------------------
    Bradley C. Anderson, Vice President and Chief
    Financial Officer




 /s/ Carl A. Schroeder                                   January 31, 2001
--------------------------------------------------
     Carl A. Schroeder, Director




/s/ Michael S. Lesser                                    January 31, 2001
--------------------------------------------------
    Michael S. Lesser, Director




/s/ Curtis M. Rocca III                                  January 31, 2001
--------------------------------------------------
   Curtis M. Rocca III, Director


/s/ Christopher D. Johnson                               January 31, 2001
--------------------------------------------------
    Christopher D. Johnson, Director





 /s/ Kevin J. Tourek                                     January 31, 2001
--------------------------------------------------
     Kevin J. Tourek, Director



                                   ZILA, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS


    Exhibit
    Number           Description
    ------           -----------
    5.1              Opinion of counsel as to legality of securities being registered               *

    23.1             Consent of counsel (contained in Exhibit 5.1 hereto)                           *

    23.2             Consent of  Deloitte & Touche LLP                                      *

    24.1             Powers of Attorney (contained in signature pages on page 5 of this             *
                     Registration statement)

    99.1             Employee Stock Purchase Plan                                                  (1)

    -----------------
    * Filed herewith

 (1) Incorporated by reference from the Company's Definitive Proxy Statement on Form 14A filed on November 7, 2000.